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Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 9th day of September, 2003, by and among Liberty Media Corporation, a Delaware corporation ("Parent"), ONCO Acquisition Co., a Delaware corporation ("Merger Sub"), and On Command Corporation, a Delaware corporation (the "Company").

RECITALS

        WHEREAS, Parent beneficially owns approximately 87% of the issued and outstanding common stock of Liberty Satellite & Technology, Inc. ("LSAT"), which in turn owns approximately 74% of the Company's issued and outstanding common stock;

        WHEREAS, Merger Sub is an indirect controlled subsidiary of Parent;

        WHEREAS, Parent, acting through Merger Sub, desires to acquire all of the common stock of the Company that Parent and LSAT do not beneficially own;

        WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that it is advisable and in the best interests of their respective stockholders for Parent to so acquire such common stock and, to that end, for Merger Sub to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement; and

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

        1.1    Certain Definitions.    As used in this Agreement, the following terms will have the following meanings unless the context otherwise requires:

                 "Acquisition Proposal"  means any offer or proposal by any Person or group of Persons concerning (i) any tender or exchange offer, (ii) any merger, share exchange, recapitalization, consolidation or other business combination involving the Company or (iii) an acquisition in any manner, directly or indirectly, of a significant equity interest in, or a substantial portion of the assets of, the Company, other than pursuant to the transactions contemplated by this Agreement.

                 "Adjusted Parent Market Value"  means the greater of (i) the Floor Value and (ii) the average of the last sale prices (or, if on any day no sale price is reported, the average of the high bid and low ask prices on such day) of a share of Parent Series A Stock on the NYSE over the five consecutive trading days ending on the third trading day preceding the Closing Date.

                 "Affiliate"  of any Person has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Agreement (other than Section 3.3), unless otherwise specified, (A) neither the Company nor any of its Subsidiaries will be deemed to be Affiliates of Parent or any of Parent's Subsidiaries; (B) neither Parent nor any of its Subsidiaries will be deemed to be Affiliates of the Company or any of the Company's Subsidiaries; (C) none of the Affiliates of the Company or any of its Subsidiaries (the "Company Affiliates") will be deemed to be an Affiliate of Parent or any of Parent's Subsidiaries, unless such Company Affiliate would be such an Affiliate if neither Parent nor any of its Subsidiaries (1) owned any capital stock of the Company, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of the Company or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its Subsidiaries; and (D) none of the Affiliates of Parent or any of Parent's Subsidiaries ("Parent Affiliates") will be deemed to be an Affiliate of the Company or any of the Company's Subsidiaries, unless such Parent Affiliate would be such an Affiliate if neither Parent nor any of its Subsidiaries (1) owned any capital stock of the Company, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of the Company or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its Subsidiaries.

                 "Agreement"  has the meaning specified in the preamble.

                 "Certificates"  has the meaning specified in Section 2.4(b).

                 "Certificate of Merger"  means the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

                 "Change of Control"  means any (i) change in the direct or indirect record or beneficial ownership of any of the equity securities of the Company or any of its Subsidiaries, (ii) merger, consolidation, statutory share exchange or other transaction involving the Company or any of its Subsidiaries or (iii) change in the composition of the board of directors or other governing body of the Company or any of its Subsidiaries.

                 "Change of Control Covenant"  means any covenant, agreement or other provision pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Restriction or give any Person the right to obtain any Restriction on any capital stock or other securities or ownership interests pursuant to, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which the Company or any of its Subsidiaries is or becomes a party or to which the Company or any of its Subsidiaries or any of their respective assets are or become subject or bound.

                 "Closing"  means the consummation of the transactions contemplated by this Agreement.

                 "Closing Date"  means the date on which the Closing occurs pursuant to Section 2.2.

                 "Code"  means the Internal Revenue Code of 1986, as amended.

                 "Company"  has the meaning specified in the preamble.

                 "Company Board"  means the Board of Directors of the Company. To the extent the Company Board determines that any action or determination to be made by the Company Board is to be made by the independent directors serving on the Company Board, references to determinations by the Company Board shall be references to determinations by such independent directors.

                 "Company Charter"  means the Restated Certificate of Incorporation of the Company, including any certificate of designations filed with respect to the Company Preferred Stock, as amended to the date hereof.

                 "Company Common Stock"  means the common stock, par value $.01 per share, of the Company.

                 "Company Equity Affiliates"  has the meaning specified in Section 4.1.

                 "Company Material Adverse Effect"  means a Material Adverse Effect with respect to the Company or a material adverse effect on the ability of the Company to consummate the Merger and the transactions contemplated by this Agreement.

                 "Company Option"  has the meaning specified in Section 2.6(a).

                 "Company Plan"  means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since December 31, 1999 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, for the benefit of any employee, director or former employee or director of the Company or any ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country; provided, however, that Company Plan will not include any such plan or arrangement maintained by Parent.

                 "Company Preferred Stock"  means the preferred stock, par value $.01 per share, of the Company.

                 "Company Restricted Stock"  has the meaning specified in Section 2.6(c).

                 "Company SAR"  has the meaning specified in Section 2.6(b).

                 "Company SEC Filings"  has the meaning specified in Section 4.4.

                 "Company Series A Preferred Stock"  means the Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

                 "Company Series B Preferred Stock"  means the Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company.

                 "Company Series C Preferred Stock"  means the Series C Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company.

                 "Company Series D Preferred Stock"  means the Series D Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.

                 "Company Series A Warrants"  means the Series A Common Stock Purchase Warrants of the Company, issued pursuant to the Warrant Agreement.

                 "Company Series B Warrants"  means the Series B Common Stock Purchase Warrants of the Company, issued pursuant to the Warrant Agreement.

                 "Company Series C Warrants"  means the Series C Common Stock Purchase Warrants of the Company, issued pursuant to the Warrant Agreement.

                 "Company Stock"  means the Company Common Stock and the Company Preferred Stock.

                 "Company Warrants"  means the Company Series A Warrants, the Company Series B Warrants and the Company Series C Warrants.

                 "Contract Consent"  has the meaning specified in Section 4.5(iii).

                 "Contract Notice"  has the meaning specified in Section 4.5(iii).

                 "Contract"  has the meaning specified in Section 4.5(iv).

                 "Control"  means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Converted Option"  has the meaning specified in Section 2.6(a).

                 "Converted SAR"  has the meaning specified in Section 2.6(b).

                 "Converted Warrant"  has the meaning specified in section 2.6(d).

                 "Convertible Securities"  has the meaning specified in Section 4.3(e).

                 "CSFB"  means Credit Suisse First Boston LLC.

                 "DGCL"  means the General Corporation Law of the State of Delaware.

                 "Dissenting Shares"  has the meaning specified in Section 2.7.

                 "Effective Time"  means the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in Section 2.1(a).

                 "Environmental Laws"  has the meaning specified in Section 4.9(b).

                 "Equity Affiliate"  of a Person means any other Person in which the first Person directly or indirectly through a Subsidiary owns an investment accounted for by the equity method within the meaning of GAAP.

                 "ERISA"  means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

                 "ERISA Affiliate"  has the meaning specified in the definition of the term "Company Plan".

                 "Exchange Agent"  has the meaning specified in Section 2.4(a).

                 "Exchange Agent Agreement"  has the meaning specified in Section 2.4(a).

                 "Exchange Act"  means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                 "Exchange Ratio"  means a fraction equal to .166; provided, however, that (i) if the product of the Parent Market Value and .166 is greater than $2.10, the Exchange Ratio shall be a fraction (rounded if necessary to the nearest one thousandth) equal to $2.10 divided by the Parent Market Value and (ii) if the product of the Parent Market Value and .166 is less than $1.90, the Exchange Ratio shall be a fraction (rounded if necessary to the nearest one thousandth) equal to $1.90 divided by the Adjusted Parent Market Value; provided further, however, that the Exchange Ratio shall be subject to adjustment pursuant to Section 8.1(iv).

                 "Fairness Opinion"  has the meaning specified in Section 4.14.

                 "Floor Value"  means $10.00, as adjusted to appropriately and equitably reflect the changes described in Section 2.5.

                 "GAAP"  means generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

                 "Government Consent"  has the meaning specified in Section 4.5(ii).

                 "Governmental Entity"  means any court, arbitrator, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

                 "Governmental Filing"  has the meaning specified in Section 4.5(ii).

                 "Indebtedness"  means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company) (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding accounts payable) or (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; and (ii) every liability of others of the kind described in the preceding clause (i) that such Person has guaranteed or which is otherwise its legal liability.

                 "Indemnified Liabilities"  has the meaning specified in Section 6.6(a).

                 "Indemnified Parties"  has the meaning specified in Section 6.6(a).

                 "Indemnified Party"  has the meaning specified in Section 6.6(a).

                 "Injunction"  has the meaning specified in Section 3.4.

                 "Legal Proceeding"  means any private or governmental action, suit, complaint, arbitration, mediation, legal or administrative proceeding or investigation.

                 "License"  means any license, franchise, ordinance, authorization, permit, certificate, variance, exemption, concession, lease, right of way, easement, instrument, order and approval, domestic or foreign.

                 "Lien"  means any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                 "Local Approvals"  has the meaning specified in Section 4.5(ii).

                 "LSAT"  has the meaning specified in the recitals.

                 "Material Adverse Effect"  means (A) with respect to Parent, a material adverse effect on the business, properties, operations or financial condition of Parent and its Subsidiaries (including the Company and its Subsidiaries) taken as a whole, other than any such effect arising out of or resulting from (i) any change in the trading prices of Parent Series A Stock between the date hereof and the Effective Time, (ii) any changes in GAAP which affect generally entities such as Parent or (iii) general business or economic conditions or from general changes in or affecting the industries in which Parent operates in areas where Parent does business directly or through its Subsidiaries (including the Company and its Subsidiaries), and (B) with respect to the Company, a material adverse effect on the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting from (i) any change in the trading prices of Company Common Stock between the date hereof and the Effective Time, (ii) any changes in GAAP which affect generally entities such as the Company or (iii) general business or economic conditions or from general changes in or affecting the industries in which the Company operates in areas where the Company does business directly or through its Subsidiaries.

                 "Material Contract"  has the meaning specified in Section 4.12(a).

                 "Merger"  has the meaning specified in the recitals.

                 "Merger Sub"  has the meaning specified in the preamble hereto.

                 "NASD"  means the National Association of Securities Dealers, Inc.

                 "NYSE"  means The New York Stock Exchange.

                 "Parent"  has the meaning set forth in the preamble.

                 "Parent Charter"  means the Restated Certificate of Incorporation of Parent, as amended.

                 "Parent Market Price,"  on any date of determination, means the average of the last sales prices (or, if on any day no sale price is reported, the average of the high bid and low ask prices on such day) of a share of Parent Series A Stock on the NYSE on each of the five consecutive trading days immediately preceding the trading day prior to the date of such determination.

                 "Parent Market Value"  means the average of the last sale prices (or, if on any day no sale price is reported, the average of the high bid and low ask prices on such day) of a share of Parent Series A Stock on the NYSE over the five consecutive trading days ending on the third trading day preceding the Closing Date.

                 "Parent Material Adverse Effect"  means a Material Adverse Effect with respect to the Parent or a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the transactions contemplated by this Agreement.

                 "Parent Preferred Stock"  means the preferred stock, $.01 par value per share, of Parent.

                 "Parent SEC Filings"  has the meaning specified in Section 5.4.

                 "Parent Series A Stock"  means the Series A common stock, $.01 par value per share, of Parent, or such other securities as may be issuable to holders of Company Common Stock in the Merger in accordance with Section 2.5.

                 "Parent Series B Stock"  means the Series B common stock, $.01 par value per share, of Parent.

                 "Permits"  has the meaning specified in Section 4.9(a).

                 "Person"  means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or other entity or a government, agency, political subdivision, or instrumentality thereof.

                 "Proxy Statement"  has the meaning specified in Section 3.2(a).

                 "Registration Statement"  has the meaning specified in Section 3.2(a).

                 "Representatives"  has the meaning specified in Section 6.2.

                 "Restriction",  with respect to any capital stock or other security, means any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results in or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in, any Person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

                 "SEC"  means the Securities and Exchange Commission.

                 "Securities Act"  means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                 "Significant Stockholder"  means any Person known to the Company to be the beneficial owner of 5% of more of the outstanding shares of Company Common Stock other than Parent or any of its Subsidiaries.

                 "Special Meeting"  has the meaning specified in Section 3.1.

                 "Subsidiary"  when used with respect to any Person, means any other Person (1) of which (x) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has Control over such organization or entity; or (2) that is required to be consolidated with such first Person for financial reporting purposes under GAAP; provided that, for purposes of the agreements set forth in Article III and Article VI, references to Subsidiaries will not include any Person as to which such first Person's voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not Control such other Person. For purposes of this Agreement, unless otherwise specified, neither the Company nor any of its Subsidiaries will be deemed to be Subsidiaries of Parent or any of Parent's Subsidiaries, whether or not they otherwise would be Subsidiaries of Parent or any of Parent's Subsidiaries under the foregoing definition.

                 "Surviving Corporation"  means the Company as the surviving corporation after the Merger as provided in Section 2.1(a).

                 "Tax"  or "Taxes" means (i) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, fees, levies, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and (ii) all interest, penalties and additions imposed with respect to such amounts in clause (i).

                 "Tax Return"  means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any Tax including an information return, claim for refund, amended Tax return or declaration of estimated Tax.

                 "Treasury Regulations"  means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                 "Violation"  has the meaning specified in Section 4.5(iv).

                 "Voting Debt"  has the meaning specified in Section 4.3(d).

                 "Warrant Agent"  means The Bank of New York, as Warrant Agent under the Warrant Agreement, or any other Person who is duly appointed as the Warrant Agent pursuant to the terms and conditions of the Warrant Agreement.

                 "Warrant Agreement"  means the Warrant Agreement between the Company and The Bank of New York, as Warrant Agent, dated October 8, 1996.

                 "Wholly-Owned Subsidiary"  means, as to any Person, a Subsidiary of such Person, 100% of the equity and voting interest in which is owned, directly and/or indirectly, by such Person.

                 Terms Generally.  The definitions in Section 1.1 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" will be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context otherwise requires. As used herein, the term "to the knowledge of the Company" or any similar term relating to the Company's knowledge means the actual knowledge, without investigation, of any of Bernard G. Dvorak, Pamela J. Strauss, Chris Sophinos, David Simpson, Larry Smith and any other executive officers of the Company, and the term "to the knowledge of Parent" or any similar term relating to Parent's knowledge means the actual knowledge, without investigation, of any of the executive officers of Parent. All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") will be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice will be deferred until, or may be taken or given on, the next business day. As used herein, the phrase "made available" means that the information referred to has been made available if requested by the party to whom such information is to be made available.

ARTICLE II

THE MERGER AND RELATED MATTERS

        2.1    The Merger.

                (a)   Merger; Effective Time.  At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub will merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation. The Effective Time will occur on the date and at the time that the Certificate of Merger has been accepted for filing by the Delaware Secretary of State (or such later date and time as may be agreed to by Parent and the Company and specified in the Certificate of Merger). Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State as soon as practicable after the Closing.

                (b)   Effects of the Merger.  From and after the Effective Time, the Merger will have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

                (c)   Certificate of Incorporation of the Surviving Corporation.  At the Effective Time, the Company Charter will remain as the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL and all certificates of designation filed by the Company with respect to the Company Preferred Stock will remain as certificates of designation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL, except that, as of the Effective Time, the certificate of designations for the Company Series A Preferred Stock will be revised to the extent contemplated by and in accordance with the provisions of paragraph 5(d) thereof and, immediately prior to the Effective Time, the certificate of designations for the Company Series D Preferred Stock will be amended to exempt the Merger from the provisions of paragraph 5(f) thereof.

                (d)   Bylaws of the Surviving Corporation.  The Bylaws of the Company will remain as the Bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL.

                (e)   Directors and Officers of the Surviving Corporation.  Parent, the Company and the Surviving Corporation will take such action as is necessary to ensure that the directors of Merger Sub at the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. Parent, the Company and the Surviving Corporation will take such action as is necessary to ensure that the officers of the Company at the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

        2.2    Closing.    Unless this Agreement has been terminated pursuant to Section 8.1 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article VII, the Closing will take place (i) at 10:00 a.m. (Denver time) at the executive offices of Parent in Englewood, Colorado, on the fifth business day after the date on which the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the parties may mutually agree.

        2.3    Conversion of Securities.

                (a)   Conversion of Company Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of shares of Company Common Stock:

                        (i)    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.3(a)(ii), other than any shares of Company Common Stock which remain outstanding pursuant to Section 2.3(a)(iii), if any, and other than Dissenting Shares, if any) will be converted into and represent the right to receive, and will be exchangeable for, a fraction of a validly issued, fully paid and nonassessable share of Parent Series A Stock equal to the Exchange Ratio. At the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of Parent Series A Stock to be issued pursuant to this Section 2.3(a)(i) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.4(f) and 2.4(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

                        (ii)   Each share of Company Common Stock (not including any common stock of the Surviving Corporation that is issued under Section 2.3(b)) that immediately prior to the Effective Time is (x) owned of record by Parent, Merger Sub or any Wholly-Owned Subsidiary of Parent or (y) held in the treasury of the Company or held by any Wholly-Owned Subsidiary of the Company will automatically be canceled, retired and cease to exist without payment of any consideration thereof and without any conversion thereof into Parent Series A Stock.

                        (iii)  Each share of Company Common Stock that immediately prior to the Effective Time is owned of record by LSAT or any Wholly-Owned Subsidiary of LSAT, if any, will by virtue of the Merger, and without any further act on the part of any holder thereof, remain as an issued and outstanding share of common stock of the Surviving Corporation.

                        (iv)  Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger, and without any further act on the part of any holder thereof, remain as an issued and outstanding share of preferred stock of the Surviving Corporation that will have the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications limitations and restrictions thereof, as are set forth in the certificate of designations for such Company Preferred Stock immediately prior to the Effective Time, except (x) for the revision and amendment to the Company Series A Preferred Stock and the Company Series D Preferred Stock contemplated by Section 2.1(c), (y) for any shares of Company Preferred Stock that constitute Dissenting Shares, which shall be issued and outstanding only for the purposes described in Section 2.7, and (z) that from and after the Effective Time, each share of the Company Series A Preferred Stock, other than Dissenting Shares, by virtue of the Merger, and without any further action on the part of any holder thereof, will not be convertible for shares of Company Common Stock as provided in the Certificate of Designations for the Company Series A Preferred Stock, but will be convertible into that number of shares of Parent Series A Stock determined by multiplying the number of shares of Company Common Stock issuable upon exchange of such share of Series A Preferred Stock at the Effective Time by the Exchange Ratio (rounded up to the nearest whole number of shares, with no cash being payable for such fractional share).

                (b)   Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, the shares of capital stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become a number of shares of common stock of the Surviving Corporation equal to the sum of (i) the number of shares of Company Common Stock converted in the Merger pursuant to Section 2.3(a)(i), (ii) the number of shares of Company Common Stock which constitute Dissenting Shares and (iii) with respect to Company Series A Preferred Stock, the number of shares of Company Common Stock into which any Company Series A Preferred Stock which constitutes Dissenting Shares was convertible immediately prior to the Effective Time. Such shares will constitute the only outstanding shares of capital stock of the Surviving Corporation (other than Dissenting Shares, if any, the common stock of the Surviving Corporation described in 2.3(a)(iii) and the preferred stock of the Surviving Corporation described in Section 2.3(a)(iv)).

        2.4    Exchange of Shares.

                (a)   Appointment of Exchange Agent.  On or before the Closing Date, Parent will enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

                (b)   Letter of Transmittal.  As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced issued and outstanding shares of Company Common Stock (other than shares to be canceled pursuant to Section 2.3(a)(ii) and shares described in Section 2.3(a)(iii)) (the "Certificates"): (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which will state that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions will contain such provisions and be in such form as Parent and the Company may jointly specify.

                (c)   Exchange Procedure.  Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, Parent will, subject to Section 2.4(d), cause to be distributed to the Person in whose name such Certificate has been issued (i) a certificate registered in the name of such Person representing the number of whole shares of Parent Series A Stock into which the shares previously represented by the surrendered Certificate are to have been converted at the Effective Time pursuant to this Article II and (ii) payment (which will be made by check) of any cash payable in lieu of a fractional share of Parent Series A Stock pursuant to Section 2.4(f). Each Certificate so surrendered will immediately be canceled.

                (d)   Unregistered Transfers of Company Common Stock.  In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of whole shares of Parent Series A Stock may be issued (and cash in lieu of a fractional share of Parent Series A Stock may be paid) to the transferee of such shares if the Certificate evidencing such shares of Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of Parent that such transfer would not violate applicable federal or state securities laws.

                (e)   Lost, Stolen or Destroyed Certificates.  In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, Parent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the shares of Parent Series A Stock or other property deliverable in respect thereof as determined in accordance with this Article II. Parent may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                (f)    No Fractional Shares.  No certificates or scrip representing fractional shares of Parent Series A Stock will be issued upon the surrender for exchange of Certificates for Company Common Stock; and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of Parent. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Series A Stock will, upon surrender of his Certificate to the Exchange Agent in accordance with Section 2.4(c), be entitled to receive cash in an amount determined by multiplying such fraction by the Parent Market Price as of the Closing Date and rounding the product to the nearest whole cent. No interest will accrue or be paid with respect to fractional share interests or with respect to cash payable in lieu of fractional share interests.

                (g)   No Dividends Before Surrender of Certificates.  No dividends or other distributions declared or made after the Effective Time with respect to Parent Series A Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Series A Stock for which such Certificate is then entitled to be exchanged, until the holder of record of such Certificate will surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the record holder of the certificates representing whole shares of Parent Series A Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time that were previously paid by Parent with respect to such whole shares of Parent Series A Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of Parent Series A Stock.

                (h)   No Further Ownership Rights in Company Common Stock.  All shares of Parent Series A Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article II.

                (i)    Abandoned Property Laws.  Payment or delivery of the shares of Parent Series A Stock, any cash in lieu of fractional shares thereof and any dividends or distributions with respect thereto in accordance with the terms hereof will be subject to applicable abandoned property, escheat and similar laws and none of Parent, Merger Sub, the Surviving Corporation or the Company will be liable to any holder of shares of Company Common Stock or Parent Series A Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

                (j)    Withholding Rights.  Each of the Surviving Corporation and Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be.

        2.5    Changes in Parent Series A Stock.    If, after the date hereof and prior to the Effective Time, the Parent Series A Stock is recapitalized or reclassified or Parent will effect any stock dividend, stock split, or reverse stock split of Parent Series A Stock or otherwise effect any transaction that changes the Parent Series A Stock into any other securities (including securities of another corporation), then the shares of Parent Series A Stock to be delivered under this Agreement to the holders of Company Common Stock will be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of Parent Series A Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

        2.6    Stock Options, Stock Appreciation Rights, Restricted Stock and Warrants.

                (a)   Stock Options.  Each of the then outstanding stock options, if any, to purchase shares of Company Common Stock (each, a "Company Option") issued by the Company pursuant to any Company Plan, and any non-plan options to acquire shares of Company Common Stock set forth in Schedule 2.6 issued by the Company pursuant to an option agreement or otherwise issued by the Company, will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into an option (an "Converted Option") to purchase that number of shares of Parent Series A Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Series A Stock equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an Converted Option being exercisable for a fraction of a share of Parent Series A Stock, then the number of shares of Parent Series A Stock subject to such option will be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Converted Option will otherwise remain as set forth in the Company Option converted into such Converted Option. The adjustment provided for in this Section 2.6(a) with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) will be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                (b)   Stock Appreciation Rights.  Each of the then outstanding stock appreciation rights, if any, with respect to shares of Company Common Stock (each, a "Company SAR") issued by the Company pursuant to any Company Plan, and any non-plan stock appreciation rights with respect to shares of Company Common Stock set forth in Schedule 2.6 or otherwise issued by the Company, will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a stock appreciation right (an "Converted SAR") with respect to that number of shares of Parent Series A Stock equal to the number of shares of Company Common Stock that were subject to such Company SAR at the Effective Time multiplied by the Exchange Ratio, at an exercise or base price per stock appreciation right equal to (i) in the case of a Company SAR issued in tandem with, and at the same base or exercise price as, Company Options, the exercise price per share of the related Company Option assumed by Parent as determined above and (ii) in the case of a free standing Company SAR or a Company SAR issued in tandem with, and at a different base or exercise price as, Company Options, the amount determined by dividing the base price per share of such Company SAR immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an Converted SAR being exercisable with respect to a fraction of a share of Parent Series A Stock, then the number of shares of Parent Series A Stock in respect of such stock appreciation right will be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Converted SAR will otherwise remain as set forth in the Company SAR converted into such Converted SAR.

                (c)   Restricted Stock.  Each restricted share of Company Common Stock ("Company Restricted Stock") granted pursuant to any Company Plan and each restricted share of Company Common Stock issued pursuant to individual awards not granted pursuant to any Company Plan will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a number of restricted shares of Parent Series A Stock at the Exchange Ratio, and will remain subject to the same restrictions applicable to such restricted share of Company Common Stock immediately prior to the Effective Time. If the foregoing calculation results in a restricted share of Company Common Stock being convertible for a fraction of a share of Parent Series A Stock, then the number of shares of

Parent Series A Stock to be issued will be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share.

                (d)   Warrants.  Each of the then outstanding Company Warrants will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a warrant (an "Converted Warrant") to purchase that number of shares of Parent Series A Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Warrant at the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Series A Stock equal to the exercise price per share of such Company Warrant immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in a Converted Warrant being exercisable for a fraction of a share of Parent Series A Stock, then the number of shares of Parent Series A Stock subject to such warrant will be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Converted Warrant will otherwise remain as set forth in the Company Warrant converted into such Converted Warrant. Surviving Corporation will otherwise comply with all applicable provisions of the Warrant Agreement.

        2.7    Appraisal Rights.    Holders of Company Stock are entitled to appraisal rights in the Merger under Section 262 of the DGCL. Notwithstanding anything to the contrary in this Agreement, each outstanding share of Company Stock, the holder of which has demanded and perfected his demand for appraisal of the fair value of such shares in accordance with Section 262 and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger consideration specified in Section 2.3, but the holder thereof shall be entitled only to such rights as are granted by Section 262. The Company shall give Parent prompt notice upon receipt of any such written demands for appraisal of the fair value of shares of Company Stock and of withdrawals of such demands and any other instruments provided to the Company pursuant to Section 262. Any payment to a holder of Company Stock ordered by the Delaware Court of Chancery pursuant to Section 262 of the DGCL shall be made by the Surviving Corporation with funds contributed directly or indirectly by Parent. Parent and Merger Sub acknowledge that they have received a copy of Section 262 of the DGCL and that, as a result of their consent to the Merger as set forth in Section 6.9, they will have no right to exercise appraisal rights under Section 262 of the DGCL with respect to any Company Stock that immediately prior to the Effective Time is owned of record by Parent or any Wholly-Owned Subsidiary of Parent.

        2.8    Company Series A Preferred Stock.    As of and after the Effective Time, Parent shall be obligated to provide to Surviving Corporation the number of shares of Parent Series A Stock into which Company Series A Preferred Stock is convertible in accordance with the terms of the Certificate of Designations for such stock to the extent that and at such time as any of such shares of Company Series A Preferred Stock are converted. Upon any such conversion, Parent shall receive a number of shares of common stock of the Surviving Corporation equal to the number of shares of Company Common Stock into which such converted shares of Company Series A Preferred Stock were convertible immediately prior to the Effective Time, provided that, if, after the Effective Time, the common stock of the Surviving Corporation is recapitalized or reclassified or the Surviving Corporation effects any stock dividend, stock split, or reverse stock split of common stock of the Surviving Corporation or otherwise effects any transaction that changes the common stock of the Surviving Corporation into any other securities (including securities of another corporation), then the shares of common stock of the Surviving Corporation to be delivered under this Section 2.8 to Parent will be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of common stock of Surviving Corporation would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

ARTICLE III

CERTAIN ACTIONS

        3.1    Stockholder Meeting; Notice to Preferred Stockholders and Warrant Holders.    Except as otherwise required by the fiduciary duties of the Company Board, as determined in good faith by the Company Board following the receipt of advice of outside legal counsel thereon, (A) the Company, acting through the Company Board, will, in accordance with applicable law, the Company Charter and the Company's Bylaws, duly call, give notice of, convene and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon this Agreement and (B) the Company will, through the Company Board, recommend to its stockholders the adoption of this Agreement. The Company will also provide any holders of Company Warrants or Company Preferred Stock with any notices that are required under applicable law, the Warrant Agreement or the certificates of designation of any Company Preferred Stock to be provided in connection with the transactions contemplated by this Agreement.

        3.2    Registration Statement and Other SEC Filings.

                (a)   Registration Statement and Proxy Statement.  As soon as reasonably practicable after the execution of this Agreement, the Company will prepare and file with the SEC a preliminary proxy statement in form and substance reasonably satisfactory to Parent, and Parent will prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the registration under the Securities Act of the Parent Series A Stock issuable in the Merger and of the Parent Series A Stock issuable upon exercise of the Converted Options and the Converted Warrants and upon conversion of the Company Series A Preferred Stock. The proxy statement furnished to the Company's stockholders in connection with the Special Meeting (the "Proxy Statement") will be included as part of the prospectus forming part of the Registration Statement. Each party hereto agrees to use commercially reasonable efforts to cooperate with each other party in connection with the preparation and filing of the preliminary proxy statement, the Proxy Statement and the Registration Statement, including providing information to the other party with respect to itself as may be reasonably required in connection therewith. Each of Parent and the Company will use commercially reasonable efforts to respond to any comments of the SEC, to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time and to cause the Proxy Statement approved by the SEC to be mailed to the Company's stockholders at the earliest practicable time. Parent also will use commercially reasonable efforts to take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified, subjecting itself to taxation in any jurisdiction in which it is not now so subject, giving any consent to general service of process in any jurisdiction in which it is not now subject to such service or changing in any respect its authorized or outstanding capital stock or the composition of its assets) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of the Parent Series A Stock to be covered by the Registration Statement.

                (b)   SEC Comments; Amendments and Supplements.  Each of Parent and the Company will notify the other party promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the preliminary proxy statement, the Proxy Statement, the Registration Statement or any other related filing or for additional information related thereto, and will supply the other with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the preliminary proxy statement, the Proxy Statement, the Registration Statement, the Merger or any other filing relating thereto. The Proxy Statement, the Registration Statement and such other filings will comply in all material respects with all applicable requirements of law. If at any time prior to the Effective Time, any event occurs relating to Parent or the Company, as the case may be, or its Subsidiaries or any of their respective officers, directors, partners or Affiliates which should be described in an amendment or supplement to the Proxy Statement, the Registration Statement or any other related filing, Parent or the Company, as the case may be, will inform the other party promptly after becoming aware of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

        3.3    Identification of Affiliates.    Promptly after the Special Meeting and before the Closing Date, the Company will deliver to Parent a letter identifying all Persons who, to the Company's knowledge, at the time of the Special Meeting or at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will use commercially reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to Parent, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3, that such Person will not offer to sell or otherwise dispose of any shares of Parent Series A Stock issued to such Person pursuant to the Merger in violation of the Securities Act and the rules and regulations thereunder.

        3.4    Reasonable Efforts.    Subject to the terms and conditions of this Agreement and applicable law and, in the case of the Company, except as otherwise required by the fiduciary duties of the Company Board (as determined in good faith by the Company Board following the receipt of advice of outside legal counsel thereon), each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VII to be fully satisfied. Without limiting the generality of the foregoing, the parties will, and will cause their respective directors, officers and Subsidiaries, and use commercially reasonable efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to consult and fully cooperate with and provide reasonable assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(c); (iii) subject to the last sentence of Section 3.2(a), taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Parent Series A Stock to be covered by the Registration Statement; and (iv) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (i) or (ii) of this sentence, no party will be required to pay any consideration (other than filing fees for any Governmental Filings), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or to any conditions or requirements which are materially adverse to its interests or materially burdensome. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party will provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

        3.5    No Solicitations; Other Offers.

                (a)   The Company shall not, nor shall it knowingly permit any of its officers, directors, representatives or agents to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage the submission of any Acquisition Proposal or (ii) engage in discussions or negotiations with any other Person to facilitate an Acquisition Proposal. From and after the date hereof, the Company and all of its officers, directors, employees, agents and advisors shall cease doing any of the foregoing. Nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal.

                (b)   Notwithstanding the foregoing, the Company may, subject to a confidentiality agreement containing customary terms, engage in discussions or negotiations with, and furnish nonpublic information or access to, any Person in response to an unsolicited Acquisition Proposal or a request for information or access made incident to an unsolicited Acquisition Proposal if (i) the Company has complied with the terms of Section 3.5(a) hereof and (ii) the Company Board determines in good faith, after consultation with outside legal counsel, that the taking of such action is necessary to discharge its fiduciary duties under applicable law.

                (c)   The Company will promptly (but in no event later than 48 hours) notify Parent if any Acquisition Proposal is made, indicating the identity of the offeror and the terms and conditions of such Acquisition Proposal. The Company shall keep Parent fully informed of all material developments that could result in the Company Board withdrawing, modifying or amending its recommendation to its stockholders referred to in Section 3.1(B) hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub as follows:

        4.1    Organization and Qualification.    Each of the Company and its Subsidiaries (i) is a corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, each entity in which the Company, directly or through one or more of its Subsidiaries, owns an investment accounted for by the equity method within the meaning of GAAP (the "Company Equity Affiliates") is a corporation, partnership, limited liability company or other business association (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore furnished or made available to Parent a true and complete copy of the Company Charter and the Company's Bylaws, each as amended through and in effect on the date hereof.

        4.2    Authorization and Validity of Agreement.    The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.16, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to such approval of the Company's stockholders. This Agreement has been duly executed and delivered by the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

        4.3    Capitalization.

                (a)   The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock, issuable in series, of which 13,500 are designated as Company Series A Preferred Stock, 15,000 are designated as Company Series B Preferred Stock, 10,000 are designated as Company Series C Preferred Stock and 60,000 are designated as Company Series D Preferred Stock.

                (b)   As of the close of business on August 29, 2003, (i) 30,997,840 shares of Company Common Stock were issued and outstanding, (ii) 13,500 shares of Company Series A Preferred Stock, 15,000 shares of Company Series B Preferred Stock, 10,000 shares of Company Series C Preferred Stock, and 60,000 shares of Series D Preferred Stock were issued and outstanding, (iii) 1,424,875 Company Series A Warrants, 2,619,979 Company Series B Warrants and 3,450,000 Company Series C Warrants were issued and outstanding, (iv) no shares of Company Common Stock were reserved for issuance upon conversion of outstanding Company Series A Preferred Stock, (v) 2,649,006 shares of Company Common Stock were reserved for issuance upon conversion of outstanding Company Series D Preferred Stock; (vi) 2,733,770 shares of Company Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding Company Options, Company SARs and Company Restricted Stock issued pursuant to Company Plans, (vii) 101,200 shares of Company Common Stock were reserved for issuance upon conversion, exchange or exercise of Company Options, Company SARs and Company Restricted Stock available for grant pursuant to Company Plans, (viii) no shares of Company Preferred Stock other than the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock and the Company Series D Preferred Stock were issued and outstanding and no action had been taken by the Company Board with respect to the designation of the rights and preferences of any series of Company Preferred Stock other than the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock and the Company Series D Preferred Stock, (ix) 119,500 shares of Company Common Stock and no Company Preferred Stock were held in the treasury of the Company or held by Subsidiaries of the Company, and (x) 7,494,979 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Warrants. Except as set forth in the preceding sentence, at the close of business on August 29, 2003, no shares of capital stock or other securities or other equity interests of the Company and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to the Company or any of its divisions or Subsidiaries were issued, reserved for issuance or outstanding. Since the close of business on August 29, 2003, no shares of capital stock or other securities or other equity interests of the Company and no phantom shares, phantom equity interests, or stock or equity appreciation rights relating to the Company or any of its divisions or Subsidiaries have been issued other than shares of Company Common Stock issued upon exercise of Company Options, Company SARs and Company Restricted Stock outstanding at the close of business on August 29, 2003 referred to in clause (vi) of the second preceding sentence in accordance with their terms.

                (c)   All outstanding shares of Company Common Stock and Company Preferred Stock are, and all shares of Company Common Stock which may be issued upon the exercise of Company Options, Company SARs, Company Restricted Stock or Company Warrants, or upon the conversion of Company Series A Preferred Stock or Company Series D Preferred Stock, will be, duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights. All outstanding shares of Company Common Stock, Company Options, Company SARs or Company Restricted Stock issued pursuant to the Company Plans, all Company Warrants and all Company Preferred Stock were issued, and all shares of Company Common Stock which may be issued upon the exercise of Company Options, Company SARs or Company Restricted Stock issued pursuant to the Company Plans, and all shares of Company Common Stock which may be issued upon exercise of the Company Warrants or upon conversion of the Company Series A Preferred Stock or Company Series D Preferred Stock, will be issued, when issued, in compliance with all applicable state and federal laws concerning the offer, sale and issuance of such securities.

                (d)   There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders of the Company may vote (the "Voting Debt").

                (e)   Except as described on Schedule 4.3(e), there are no, and immediately after the Effective Time there will be no, outstanding or authorized subscriptions, options, warrants, securities, calls, rights, commitments or any other Contracts of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, obligate the Company or any of its Subsidiaries (contingently or otherwise) to issue, deliver or sell or cause to be issued, delivered or sold any shares of Company Common Stock or any Company Preferred Stock or other capital stock, securities, equity interests or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right (contingent or otherwise) to subscribe for any such shares, securities, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, security, call, right or Contract (collectively, "Convertible Securities"). Schedule 4.3(e) sets forth with respect to each outstanding Company Option, Company SAR and Company Restricted Stock share (i) the name of the Person that holds such Company Option, Company SAR or Company Restricted Stock, (ii) the total number of shares of Company Common Stock issuable upon exercise of such Company Option or Company SAR or subject to such Company Restricted Stock (assuming that all conditions to the exercise thereof, including the passage of time, had been met), (iii) the Company Stock Plan pursuant to which such Company Option or Company SAR was issued, (iv) the total number of shares of Company Common Stock issuable upon exercise of such Company Option or Company SAR as of the date of this Agreement, (v) the expiration date of such Company Option or Company SAR, (vi) the per share exercise price of such Company Option or Company SAR, (vii) with respect to each Company Option, Company SAR or Company Restricted Stock that does not terminate in connection with the consummation of the Merger, other than as provided in Section 2.6, any changes to the material terms and conditions of such Company Option, Company SAR or Company Restricted Stock resulting from the consummation of the Merger (whether alone or in conjunction with other actions) including any acceleration of vesting of any Company Option or Company SAR or Company Restricted Stock. Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. The Company has delivered to Parent true and complete copies of the Company SAR documents, the Company Option documents and the Company Restricted Stock documents which copies (together with the provisions of the applicable Company Plans) represent the complete terms, conditions, provisions, obligations and undertakings of the Company with respect to all the Company SARs, the Company Options and the Company Restricted Stock.

                (f)    Except as described on Schedule 4.3(f), neither the Company nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors that require or permit the issuance, sale, purchase or grant of any capital stock, securities or other equity interests or Voting Debt of the Company or any Subsidiary of the Company, any phantom shares, phantom equity interests or stock or equity appreciation rights or any Convertible Securities.

        4.4    Reports and Financial Statements.    The Company has filed on a timely basis all forms, reports and documents with the SEC required to be filed by it under the Securities Act or the Exchange Act since January 1, 2000 (collectively, other than preliminary material, the "Company SEC Filings"). The Company has heretofore furnished or made available to Parent true and complete copies of all the Company SEC Filings filed prior to the date hereof. As of their respective dates, each of the Company SEC Filings complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations thereunder, and none of the Company SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding Parent or its Affiliates included in the Company SEC Filings which was furnished by Parent or its Affiliates expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the Company SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 or as disclosed therein or in Schedule 4.4, none of the Company or any of its Subsidiaries, or to its knowledge, any of its Equity Affiliates, has any actual or potential liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other, or whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), that in the aggregate, insofar as the Company can reasonably foresee, is reasonably likely to have a Company Material Adverse Effect or that individually is required by the applicable rules and regulations of the SEC and GAAP to be disclosed, reflected or reserved against in the Company's consolidated financial statements (including the notes thereto). Except as set forth on Schedule 4.4, neither the Company nor any of its Subsidiaries has guaranteed or otherwise agreed to become responsible for any Indebtedness of any other Person.

        4.5    No Approvals or Notices Required; No Conflict with Instruments.    Except as set forth on Schedule 4.5, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                        (i)    assuming adoption of this Agreement at the Special Meeting by the requisite vote of the Company's stockholders, conflict with or violate the Company Charter or Bylaws or the charter or bylaws of any corporate Subsidiary of the Company, or any other instrument or document governing any Subsidiary of the Company that is not a corporation or partnership;

                        (ii)   require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, except for (A) the filing with the SEC of the Registration Statement and the Proxy Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) such Government Consents and Governmental Filings with federal, foreign, state and local governmental authorities (the "Local Approvals") as may be required with respect to the Licenses held by the Company, any of its Subsidiaries or, to the knowledge of the Company, any of the Company Equity Affiliates or as may otherwise be required under laws applicable to the conduct of the businesses of the Company and its Subsidiaries in the ordinary course, all of which are listed on Schedule 4.5, (D) the Governmental Filings to be made on the part of or with respect to Parent and Merger Sub referred to in clause (ii) of Section 5.5, (E) such Government Consents and Governmental Filings as may be required in connection with the issuance of the Parent Series A Stock to be covered by the Registration Statement pursuant to state securities and blue sky laws, and (F) such Government Consents and Government Filings the absence or omission of which will not, either individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger;

                        (iii)  assuming adoption of this Agreement at the Special Meeting by the requisite vote of the Company's stockholders, require, on the part of the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except (A) as set forth on Schedule 4.5 and (B) such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger;

                        (iv)  assuming that the Contract Consents and Contract Notices described on Schedule 4.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses are obtained or made, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any material benefit, rights or privileges under or the creation of a Lien, Restriction or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any contract (including any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature (each, a "Contract")) to which the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate is a party, by which the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate is entitled to any rights or benefits (including the Licenses), except such Violations which would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger; or

                        (v)   assuming adoption of this Agreement at the Special Meeting by the requisite vote of the Company's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, or by

which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

        4.6    Absence of Certain Changes or Events.    Except as otherwise disclosed in the Company SEC Filings filed with the SEC and publicly available prior to the date hereof or as set forth on Schedule 4.6, from December 31, 2002 through the date of this Agreement, (a) there has not been any material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a Company Material Adverse Effect and (b) no action has been taken by the Company or any Subsidiary of the Company that, if Section 6.4 of this Agreement had then been in effect, would have been prohibited by such Section without the consent or approval of Parent, and no Contract to take any such action was entered into during such period.

        4.7    Registration Statement; Proxy Statement.    None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto or (ii) any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing will not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement (to the extent the Company Proxy Statement constitutes the prospectus thereunder), the Proxy Statement and the furnishing thereof by the Company will comply in all respects with the applicable requirements of the Securities Act, the Exchange Act and the DGCL.

        4.8    Legal Proceedings.    Except as otherwise disclosed in the Company SEC Filings filed with the SEC and publicly available prior to the date hereof or as set forth on Schedule 4.8, there is no (a) Legal Proceeding pending or, to the knowledge of the Company, threatened, against, involving or affecting the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate of the Company or any of its or their respective assets or rights, (b) judgment, decree, Injunction, rule, or order of any Governmental Entity applicable to the Company or any Subsidiary of the Company, or to the knowledge of the Company, any Equity Affiliate of the Company that has had or is reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect, (c) Legal Proceeding pending or, to the knowledge of the Company, threatened, against the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate of the Company that seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or that seeks damages in connection therewith, or (d) Injunction of any type referred to in Section 7.1(c).

        4.9    Licenses; Compliance with Regulatory Requirements.

                (a)   The Company and its Subsidiaries, and to the knowledge of the Company, its Equity Affiliates hold all Licenses required for or which are material to the ownership of the assets and the operation of the businesses of the Company or any of its Subsidiaries, except for those Licenses which the failure to hold has not had and is not reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and to the knowledge of the Company, each of its Equity Affiliates, are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes (domestic or foreign), except where the failure so to comply has not had and is not reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries, and to the knowledge of the Company, its Equity Affiliates (i) have all Licenses of foreign, state and local Governmental Entities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries or Equity Affiliates (the "Permits"), (ii) have duly and currently filed all reports and other information required to be filed with any Governmental Entity in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations that have not had and, are not reasonably likely to have, a Company Material Adverse Effect.

                (b)   Except as set forth in Schedule 4.9(b), (i) the Company and its Subsidiaries and to the knowledge of the Company, its Equity Affiliates, and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance in all material respects with all applicable Environmental Laws, (ii) the Company and its Subsidiaries and to the knowledge of the Company, its Equity Affiliates, hold all material Licenses required under Environmental Laws necessary to enable them to own, lease or otherwise hold their assets and to carry on their businesses as presently conducted, (iii) there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or, the knowledge of the Company, threatened against the Company or any of its Subsidiaries or to the knowledge of the Company, its Equity Affiliates, relating to or arising under any Environmental Laws, (iv) there is no ongoing remediation of or other response activity to address contamination or any other adverse environmental or indoor air quality condition and, to the knowledge of the Company, there is no condition that would be reasonably expected to give rise to a requirement under applicable Environmental Laws to conduct such remediation or response activities, and no Governmental Entity has proposed or threatened any such remediation or response, at any real property currently or formerly leased or owned by the Company or any of its Subsidiaries or to the knowledge of the Company, any of its Equity Affiliates, or resulting from any activity of the Company or any of its Subsidiaries or to the knowledge of the Company, any of its Equity Affiliates, (v) neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any of its Equity Affiliates, has received any notice alleging a violation of or liability of the Company or any of its Subsidiaries or any of its Equity Affiliates, under any Environmental Laws, and (vi) neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any of its Equity Affiliates, have contractually agreed to assume or provide an indemnity for environmental liabilities of any third party. For purposes of this Agreement, the term "Environmental Laws" means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment, the management of hazardous or toxic substances, the protection of natural resources or wildlife, or occupational or public health and safety, including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and the federal Occupational Safety and Health Act of 1970, as amended, and any state or foreign law counterpart.

        4.10    Tax Matters.    Except as set forth on Schedule 4.10:

                (a)   The Company and each of its Subsidiaries have timely filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. A reserve, which the Company reasonably believes to be adequate, has been set up for the payment of all such Taxes anticipated to be payable by the Company and each of its Subsidiaries in respect of periods through the date hereof. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

                (b)   No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                (c)   There are no Liens or Restrictions on any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (d)   The Company and its Subsidiaries have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                (e)   None of the Tax Returns filed by the Company or any of its Subsidiaries is currently being examined by the Internal Revenue Service or relevant state, local or foreign taxing authorities. There are no examinations or other administrative or court proceedings relating to Taxes of the Company or any of its Subsidiaries in progress or pending, nor has the Company or any of its Subsidiaries received any notice or report asserting a Tax deficiency with respect to the Company or any of its Subsidiaries. There are no current or threatened actions, suits, proceedings, investigations, audits or claims relating to or asserted for Taxes of the Company or any of its Subsidiaries.

                (f)    All deficiencies or assessments asserted against the Company or any of its Subsidiaries by any taxing authority have been paid, accruals or reserves have been established on its books and records with respect thereto or such deficiencies or assessments have been fully and finally settled and, to the knowledge of the Company, no issue previously raised in writing by any such taxing authority reasonably could be expected to result in a material assessment for any taxable period (or portion of a period) beginning on or after the Closing Date.

                (g)   The Company and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (h)   Neither the Company nor any of its Subsidiaries (A) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (B) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method.

                (i)    There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

                (j)    Neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company, (B) is or has been a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes other than a group the common parent of which is the Company, (C) is or has been a party to any Tax allocation or Tax sharing agreement, or (D) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations

Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

                (k)   Neither the Company nor any of its Subsidiaries has requested a ruling from, or entered into a closing agreement with, the Internal Revenue Service or any other taxing authority which will have an effect on the Surviving Corporation or any of its Subsidiaries in any taxable period ending after the Closing Date.

                (l)    None of the assets of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, or may be treated as owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                (m)  Neither the Company nor any of its Subsidiaries has participated in a corporate tax shelter within the meaning of Treasury Regulations Section 1.6011-4T or participated in a transaction that it has disclosed pursuant to Internal Revenue Services Announcement 2002-2, 2002-2 I.R.B. 304. The Company and its Subsidiaries have disclosed on their U.S. federal Tax Returns all positions taken therein that are likely to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                (n)   There are no material "deferred intercompany transactions" or "intercompany transactions" between the Company and any of its Subsidiaries (or any of their respective predecessors), the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect.

Notwithstanding the foregoing, to the extent that any of the representations and warranties in this Section 4.10 relate to periods prior to March 27, 2000, such representations and warranties are made to the knowledge of the Company.

        4.11    Employee Matters.

                (a) Schedule 4.11(a) contains a true and complete list of all of the Company Plans. The Company has heretofore delivered to Parent true and complete copies of (i) each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Company Plan for which such a letter has been obtained, (iii) annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan for the three most recent plan years and all required actuarial reports for the last three plan years of each Company Plan.

                (b)   No Company Plan is subject to Title IV of ERISA or section 412 of the Code and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA or section 412 of the Code during the six-year period ending on the Effective Time.

                (c)   Neither the Company nor any ERISA Affiliate maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                (d)   Each Company Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the Internal Revenue Service that such funding vehicle (i) qualifies for tax-exempt status under Section 501(c)(9) of the Code and (ii) complies with Section 505 of the Code, except for those Company Plans listed on Schedule 4.11(a) which the Internal Revenue Service does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

                (e)   There has been no event or circumstance which has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation or any other Person or entity under Title IV of ERISA or section 412 of the Code against the Company or any ERISA Affiliate and there has not been any event or circumstance which could reasonably be expected to result in such liability.

                (f)    Neither the Company nor any Subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, and during the past five years neither the Company nor any Subsidiary of the Company has experienced a work stoppage.

                (g)   Except as set forth on Schedule 4.11(g), each Company Plan has been operated and administered in accordance with its terms and applicable law, including Section 406 of ERISA and Section 4975 of the Code.

                (h)   Each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                (i)    No Company Plan provides welfare benefits, including death or medical benefits, with respect to current or former employees or consultants of the Company or any Subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by applicable law).

                (j)    There are no pending or anticipated, or, to the Company's knowledge, threatened claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan with respect to such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

                (k)   Schedule 4.11(k) sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its Subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been delivered to Parent), except for any of such agreements, arrangements or commitments that have been filed prior to the date hereof by the Company with the SEC as an exhibit to its Company SEC Filings: (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its Subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent; (ii) each agreement with any employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions); (iii) each agreement with respect to any employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (iv) each other agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                (l)    Except as set forth in Schedule 4.11(l), (i) no employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions), (ii) no amount payable, or economic benefit provided, by the Company or any of its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions) could be considered an "excess parachute payment" under Section 280G of the Code, (iii) no Person is entitled to receive any additional payment from the Company, any of its Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person, and (iv) neither the Company nor any of its Subsidiaries has granted to any Person any right to receive any Parachute Gross-Up Payment.

Notwithstanding the foregoing, to the extent that any of the representations and warranties in this Section 4.11 relate to periods prior to March 27, 2000, such representations and warranties are made to the knowledge of the Company.

        4.12    Certain Agreements, Affiliate Transactions and Insurance.

                (a)   Schedule 4.12(a) lists or describes each Contract to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets are subject or bound, of the following nature except for (w) any Company Plan, (x) any of such Contracts that have been filed by the Company with the SEC prior to the date hereof as an exhibit to any of its Company SEC Filings, (y) any of such Contracts that Parent or any of its Subsidiaries are a party to, or (z) any of such Contracts that were entered into prior to March 27, 2000 of which the Company does not have knowledge (each Contract listed or required to be listed on Schedule 4.12(a), along with each Contract listed or described, or required to be listed or described, on Schedules 4.3(e), 4.3(f), 4.12(b) or 4.12(c) and each contract which has previously been filed with the SEC as an exhibit to any of its Company SEC Filings, a "Material Contract"):

      (i)
      Contracts that are required to be filed with the SEC pursuant to the Exchange Act as an exhibit to any of the Company SEC Filings;

      (ii)
      Contracts that were entered into outside the ordinary course of business and pursuant to which any obligations or liabilities (whether absolute, contingent or otherwise) remain outstanding;

      (iii)
      employment, bonus or consulting agreements involving potential payments in excess of $100,000 over any period of 12 months or more;

      (iv)
      Contracts evidencing or securing Indebtedness of the Company or any of its Subsidiaries (other than trade accounts arising in the ordinary course of business that do not exceed $10,000 individually or $250,000 in the aggregate);

      (v)
      Contracts in which the Company or any of its Subsidiaries has guaranteed the obligations of any Person;

      (vi)
      Contracts that may require the Company or any of its Subsidiaries to indemnify any other Person;

      (vii)
      any Contract involving the potential payment (A) by the Company or any of its Subsidiaries of $100,000 or more or (B) to the Company or any of its Subsidiaries of an amount that is reasonably likely to be $100,000 or more;

      (viii)
      Contracts that contain any "most favored nations" provisions, as such term is commonly understood in the cable television and satellite television industries other than "most favored nation" provisions with respect to which the Company or any of its Subsidiaries is the beneficiary;

      (ix)
      Contracts that guarantee any Person a particular amount of payment from the Company or any of the Company's Subsidiaries irrespective of such Person's performance of any of its obligations under such Contract;

      (x)
      Contracts between the Company or any of its Subsidiaries, on the one hand, and any director, officer or Significant Stockholder of the Company or any of its Subsidiaries or Equity Affiliates, on the other hand;

      (xi)
      Contracts that contain a Change of Control Covenant; and

      (xii)
      Contracts giving any Person the right (contingent or otherwise) to require the Company or any of its Subsidiaries to register under the Securities Act any securities or to participate in any registration of such securities.

Except as set forth in Schedule 4.12(a), each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies and except that employees' covenants not to compete may not be enforceable in accordance with their terms in Colorado and certain other jurisdictions), and the Company or the applicable Subsidiary of the Company, as the case may be, has taken all actions necessary to comply in all material respects with such Material Contract and is not in breach or violation of or default under (with or without notice or lapse of time or both) any such Material Contract. To the knowledge of the Company, except as set forth in Schedule 4.12(a), all parties to the Material Contracts other than the Company and its Subsidiaries have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under, such Material Contracts. The Company has not received notice of any actual or threatened termination, cancellation or limitation to, and, to the knowledge of the Company there has not been any other adverse development in respect of, any of the Material Contracts. The Company has delivered or made available to Parent a true and correct copy of each Material Contract that is in writing (other than the Material Contracts that have been filed with the SEC prior to the date hereof as an exhibit to any Company SEC Filings), and a description of all material terms of each Material Contract or arrangement that is not in writing.

                (b)   Except as set forth in Schedule 4.12(b), (i) there is no Contract or any judgment, Injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be likely to have the effect of prohibiting or materially restricting or limiting the ability of the Company to conduct its business as the same is currently conducted or contemplated to be conducted and (ii) none of the Company or any of the Company's Subsidiaries is a party to, and none of their respective assets is bound by, any Contract or any judgment, Injunction, order or decree that, after the consummation of the transactions contemplated by this Agreement, would be or would purport to be binding upon Parent or any of its Affiliates (other than the Surviving Corporation) or any Contract or any judgment, Injunction, order or decree in respect of which any act or omission of Parent or any of its Affiliates (other than the Surviving Corporation) would result in a breach or violation thereof or, in the case of any Contract, constitute (with or without notice or lapse of time or both) a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation or result in the loss or modification of any material rights or benefits thereunder or result in any Lien or Restriction on any of the material assets of the Surviving Corporation or any of its Subsidiaries. The Company has delivered to Parent a true and correct copy of each Contract that is in writing, a description of all material terms of each Contract or arrangement that is not in writing, and a true and correct copy of each judgment, Injunction, order or decree, listed or described, or required to be listed or described, on Schedule 4.12(b).

                (c)   Schedule 4.12(c) lists or describes all transactions and Contracts between the Company or any of its Subsidiaries, on the one hand, and any director, executive officer or Significant Stockholder of the Company or any of its Subsidiaries or Equity Affiliates, on the other hand, other than any of such transactions that have previously been described in the Company SEC Filings filed with the SEC and publicly available prior to the date hereof. The Company has delivered to Parent a true and correct copy of each Contract and arrangement that is in writing, and a description of all material terms of each transaction and each Contract that is not in writing, listed or described, or required to be listed or described, on Schedule 4.12(c).

                (d)   The directors' and officers', errors and omissions, fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries provide coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

        4.13    Brokers or Finders.    No investment banker, broker, finder consultant or intermediary (other than CSFB) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. Company has provided Parent with a true and correct copy of all documents evidencing any such agreement between the Company and CSFB.

        4.14    Fairness Opinion.    The Company Board has received the opinion, dated September 9, 2003, of CSFB to the effect that the consideration to be received by the stockholders of the Company (other than Parent or its Affiliates) contemplated by Section 2.3(a) for the conversion of Company Common Stock into Parent Series A Stock pursuant to the Merger is fair as of the date of the opinion, from a financial point of view, to the holders of Company Common Stock (other than Parent or its Affiliates) (the "Fairness Opinion"). A true and complete copy of the Fairness Opinion (which includes a consent to the inclusion in its entirety of a copy of the Fairness Opinion in any documents required to be filed by the Company with the SEC with respect to the Merger, which consent has not been withdrawn) has been delivered to Parent.

        4.15    Recommendation of the Company Board.    The Company Board, at a meeting duly called and held, unanimously (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company's stockholders (other than Parent and its Subsidiaries), (b) approved this Agreement, the Merger and the other transactions contemplated hereby and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company.

        4.16    Vote Required.    The only vote of stockholders of the Company required under the DGCL, the Company Charter and the Company's Bylaws in order to adopt this Agreement is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Company Common Stock, the Company Series A Preferred Stock and the Company Series D Preferred Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock or other securities of the Company is required.

        4.17    Full Disclosure.    No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company to Parent contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

        4.18    Documents Delivered.    All documents which have been or shall be delivered to Parent by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby (including all documents and agreements referenced in any schedules or provided to Parent in connection with its due diligence investigation of the Company) are or when so delivered shall be correct, current and complete copies of the originals thereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent hereby represents and warrants to the Company as follows:

        5.1    Organization.    Each of Merger Sub and Parent (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

        5.2    Authorization and Validity of Agreement.    Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been approved by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of Parent or Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and (assuming the due execution and delivery of this Agreement by the Company) constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

        5.3    Capitalization of Parent.

                (a)   As of the date hereof, the authorized capital stock of Parent consists of (i) 4,400,000,000 shares of common stock, $.01 par value, of which 4,000,000,000 are designated Parent Series A Stock and 400,000,000 shares are designated Parent Series B Stock and (ii) 50,000,000 shares of Parent Preferred Stock.

                (b)   As of the close of business on July 30, 2003, (A) 2,473,846,455 shares of Parent Series A Stock and 211,818,776 shares of Parent Series B Stock (in each case net of shares held in treasury and shares held by Subsidiaries of Parent all of the common stock of which is beneficially owned by Parent) were issued and were outstanding, and (B) no shares of preferred stock were issued and were outstanding.

                (c)   All outstanding shares of Parent Series A Stock and Parent Series B Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Parent is entitled to preemptive rights.

                (d)   As of the close of business on July 30, 2003, there were no options, warrants or other rights to acquire Parent Series A Stock (or securities convertible into or exercisable or exchangeable for Parent Series A Stock) from Parent, other than (i) the right of the holders of Parent Series B Stock to convert shares of Parent Series B Stock into Parent Series A Stock, pursuant to the Parent Charter, and (ii) options or other rights representing in the aggregate the right to purchase or otherwise acquire up to 77,418,789 shares of Parent Series A Stock (which includes 28,165,255 options that can be exercised for either Parent Series A Stock or Parent Series B Stock) and 28,165,255 shares of Parent Series B Stock (all of which are options that can be exercised for either Parent Series A Stock or Parent Series B Stock), pursuant to a Parent employee benefit plan or otherwise. All other material information about the capitalization of Parent has been disclosed in the Parent SEC Filings.

        5.4    Parent Reports and Financial Statements.    Parent has filed on a timely basis all forms, reports and documents with the SEC required to filed by it under the Securities Act or the Exchange Act since August 11, 2001 (collectively, the "Parent SEC Filings"). Parent has heretofore furnished or made available to the Company true and complete copies of all the Parent SEC Filings filed prior to the date hereof. The Parent SEC Filings constitute all of the documents (other than preliminary material) that Parent was required to file with the SEC under the Securities Act or the Exchange Act since such date. As of their respective dates, each of the Parent SEC Filings complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations thereunder, and none of the Parent SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding the Company included in the Parent SEC Filings which was furnished by the Company expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the Parent SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments.

        5.5    No Approvals or Notices Required; No Conflict with Instruments.    The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not:

                        (i)    conflict with or violate the Parent Charter or Parent's Bylaws or the Certificate of Incorporation or Bylaws of Merger Sub;

                        (ii)   require any Government Consent or Governmental Filing on the part of or with respect to Parent, Merger Sub or any Subsidiary of Parent, except for (A) the filing with the SEC of the Registration Statement and such reports under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or Merger Sub is qualified to do business, (C) the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of the Parent Series A Stock to be covered by the Registration Statement pursuant to state securities and blue sky laws, (E) the Governmental Filings to be made on the part of or with respect to the Company and its Subsidiaries referred to in clause (ii) of Section 4.5 or in Schedule 4.5, and (F) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger;

                        (iii)  require on the part of Parent, Merger Sub or any other Subsidiary of Parent, any Contract Consent or Contract Notice, except such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger;

                        (iv)  assuming that any Government Consents and Governmental Filings required under any Licenses are obtained or made, result in a Violation by Parent, Merger Sub or any other Subsidiary of Parent of any Contract to which Parent, Merger Sub, or any other Subsidiary of Parent is a party, by which Parent, Merger Sub or any other Subsidiary of Parent or any of their respective assets or properties is bound or affected or pursuant to which Parent, Merger Sub or any other Subsidiary of Parent is entitled to any rights or benefits, except for such Violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger; or

                        (v)   assuming that this Agreement is adopted by the Company's stockholders as required by the DGCL and the Company Charter and Bylaws, and that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Parent, Merger Sub or any other Subsidiary of Parent or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger.

        5.6    Absence of Certain Changes or Events.    Except as otherwise disclosed in the Parent SEC Filings filed with the SEC prior to the date hereof, from December 31, 2002 through the date of this Agreement, there has not been any material adverse change in the business, properties, operations or financial condition of Parent and its Subsidiaries taken as a whole, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as Parent can reasonably foresee, is reasonably likely to have, a Parent Material Adverse Effect.

        5.7    Registration Statement.    None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, or (ii) any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to Parent or Merger Sub will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by Parent a reasonable time before such document was filed (but the foregoing will not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement will comply (with respect to Parent and Merger Sub and information provided in writing therefor by Parent or Merger Sub) as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations under such Act.

        5.8    Brokers or Finders.    No investment banker, broker, finder consultant or intermediary is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

        5.9    Vote Required.    No vote of stockholders of Parent is required under the DGCL, the Parent Charter, Parent's Bylaws or the rules and regulations of the NYSE in order for Parent to validly perform its obligations under this Agreement (including, without limitation, its obligation to issue the Parent Series A Stock pursuant to Article II hereof).

        5.10    Full Disclosure.    No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of Parent or Merger Sub to the Company contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

        5.11    Interim Operations of Merger Sub.    Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no Subsidiaries and will have conducted its operations only as contemplated hereby.

        5.12    Parent Series A Stock.    The Parent Series A Stock is duly listed on the NYSE and no inquiry or proceeding has been initiated or, to Parent's knowledge, threatened for the purpose of causing such listing to be terminated or restricted. The shares of Parent Series A Stock to be issued and delivered pursuant to Section 2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Section 2.4 and as described in the Registration Statement, duly authorized, validly issued, fully paid and nonassessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof granted by Parent or under applicable law. The shares of Parent Series A Stock to be issued in the Merger, will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.

ARTICLE VI

TRANSACTIONS PRIOR TO CLOSING

        6.1    Access to Information.    From the date hereof to the Effective Time, upon reasonable notice, the Company will (and will cause its Subsidiaries, and use commercially reasonable efforts to cause its other Affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request.

        6.2    Confidentiality.    Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each receiving party (a "receiving party") will, and will cause its Affiliates, directors, officers, employees, agents and Controlling Persons (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Proprietary Information (as defined below) of the disclosing party confidential and not disclose or reveal any such Proprietary Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Proprietary Information, (ii) use such Proprietary Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Proprietary Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information of the disclosing party, the receiving party will provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Proprietary Information that (A) is disclosed to a third party with the disclosing party's written approval, (B) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (C) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (B) and (C) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Proprietary Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it will be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party will, if so requested by the other party, promptly return or destroy all of the Proprietary Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same upon request of the disclosing party.

        For purposes of this Section 6.2, "Proprietary Information" of a party means all proprietary or confidential information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Proprietary Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or (d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

        6.3    Public Announcements.    No party will or will permit any of its Subsidiaries to (and each party will use commercially reasonable efforts to cause its Affiliates, directors, officers, employees, agents and representatives not to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent will not be unreasonably withheld or delayed), except to the extent required by applicable law or the applicable requirements of the NYSE or the NASD (and in either such case such party will, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

        6.4    Conduct of the Company's Business Pending the Effective Time.    The Company will, and will cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement or by Schedule 6.4, required by any change in applicable law or consented to or approved in writing by Parent (which consent or approval will not be unreasonably withheld or delayed) during the period commencing on the date hereof and ending at the Effective Time:

                (a)   conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

                (b)   use commercially reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its current business organizations, to preserve its

Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it;

                (c)   not (i) make any change or amendments in its charter, bylaws or partnership agreement or other governing instrument or document (as the case may be); (ii) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, options, warrants, calls, commitments or other agreements of any character to purchase or acquire any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, other than (A) shares of Company Common Stock issued upon exercise of Company Options, Company Warrants or other rights outstanding as of the date hereof under Company Plans or the Warrant Agreement or otherwise disclosed pursuant to this Agreement, in accordance with the terms thereof or (B) shares of Company Common Stock issued upon conversion of shares of Company Series A Preferred Stock or Company Series D Preferred Stock outstanding on the date hereof, each in accordance with the terms of the Company Charter as in effect on the date hereof; (iii) split, combine, subdivide or reclassify the outstanding shares of its capital stock or other equity or voting interests, or declare, set aside for payment or pay any dividend (except for any dividend payable on the Company Preferred Stock), or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or other equity or voting interests, or otherwise make any payments to stockholders or owners of equity or voting interests in their capacity as such (other than dividends or distributions paid by any Wholly-Owned Subsidiary of the Company to the Company or another Wholly-Owned Subsidiary); (iv) except for conversion of shares of Company Series A Preferred Stock and Company Series D Preferred Stock outstanding on the date hereof into shares of Company Common Stock, each in accordance with the terms of the Company Charter as in effect on the date hereof, redeem, purchase or otherwise acquire, directly or indirectly, any outstanding shares of capital stock or other securities or equity or voting interests of the Company or any Subsidiary of the Company; (v) make any other changes in its capital or ownership structure; (vi) sell or grant a Lien or Restriction with respect to any stock, equity or partnership interest owned by it in any Subsidiary of the Company; or (vii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                (d)   not (i) modify or change in any material respect any material License or other material Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (A) in each case other than in the ordinary course of business and consistent with past practice and with or granted to Persons who are not officers or directors of the Company or any Subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any Subsidiary of the Company or any Company Equity Affiliate and (B) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers of the Company or its Subsidiaries who are not directors or executive officers of the Company; (iii) establish, amend or modify any Company Plan or any other employee benefit plan, except in the ordinary course of business, consistent with past practice and to the extent not material and except to the extent required by any applicable law or the existing terms of such Company Plan or by the provisions of this Agreement; (iv) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Filings, or incurred in the ordinary course of business and consistent with past practice; (v) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vi) make any capital expenditures which individually or in the aggregate are in excess of the amount provided for capital expenditures in the most recent capital budget for the Company and its Subsidiaries approved by the Company Board prior to December 31, 2002 (the "2003 capital budget"); (vii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness; (viii) other than the normal cash management practices of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or Affiliate not required by the terms of an existing Contract; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                (e)   not (i) incur (which will not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any material amount of Indebtedness for borrowed money or guarantee any such Indebtedness; (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with past practice; (iii) provide any security for outstanding Indebtedness that was previously unsecured; (iv) increase any security for outstanding secured Indebtedness; or (v) grant any Liens or Restrictions on any of the assets of Company or its Subsidiaries; provided, however, that the foregoing will not prohibit (A) any guarantees in effect on the date of this Agreement that are referred to in the Company SEC Filings or in Schedule 6.4(e) or that are required to be given under existing agreements referred to in the Company SEC Filings, (B) the incurrence or guarantee of the Indebtedness set forth on Schedule 6.4(e), and (C) any renewal, extension, amendment or refinancing of existing Indebtedness (provided there is no increase in the interest rate or the principal amount of such Indebtedness);

                (f)    not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                (g)   not sell, lease or encumber or otherwise voluntarily dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                (h)   not (i) make, revoke or amend any Tax election, (ii) make any material change in any accounting, financial reporting or Tax practice or policy, (iii) execute any waiver of restrictions on assessment or collection of any Tax, (iv) enter into or amend any agreement or settlement with any Tax authority, (v) change the Company's auditors or (vi) permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated, except, in the case of clause (v), in the ordinary course of business consistent with past practice; and

                (i)    not take any action that would cause its representations and warranties contained in Section 4.1 to be untrue in any respect.

        6.5    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and the prospectus included in the Registration Statement (and any amendment or supplement thereto) will be borne 50% by Parent and 50% by the Company.

        6.6    Indemnification.

                (a)    Indemnification of Company Directors and Officers.    From and after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless the present and former directors and officers of the Company (when acting in such capacity) and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as a director or officer of another Person (when acting in such capacity) (individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 6.6), liabilities or judgments or amounts that are paid in settlement with the approval of the Surviving Corporation (which approval will not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person was at any time prior to the Effective Time a director or officer, of the Company, pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities"), to the fullest extent that (x) a corporation is permitted under Delaware law to indemnify or advance expenses to its own directors or officers, as the case may be, (y) such Indemnified Party would have been entitled to be indemnified by the Company, if such Indemnified Party was a director or officer of the Company, with respect to the Indemnified Liabilities in question under the Company Charter and the Company's Bylaws as in effect on the date hereof and under any indemnification agreement with the Company in a form disclosed to Parent prior to the date hereof and (z) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted or commenced against any Indemnified Party (whether before or after the Effective Time), the Surviving Corporation will be entitled to participate and, to the extent that it may wish, to assume the defense thereof, except that if the Surviving Corporation also is a subject of such claim, action, suit, proceeding or investigation and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of the Surviving Corporation and the position of such Indemnified Party, or if the Surviving Corporation shall fail to assume by written notice to the Indemnified Party responsibility for such defense within 10 Business Days of its receipt of written notice of the commencement thereof from the Indemnified Party pursuant to Section 6.6(b), such Indemnified Party may, subject to Section 6.6(b), retain counsel who will represent such Indemnified Party, and the Surviving Corporation will pay all fees and expenses of such counsel promptly as statements therefor are received; provided that such Indemnified Party will vigorously defend (or, if the defense is assumed by the Surviving Corporation, use commercially reasonable efforts to assist in the vigorous defense of) any such matter; provided, further, that the Surviving Corporation will not be liable for any settlement effected without its written consent, which consent, however, will not be unreasonably withheld or delayed; and provided, further, that the Surviving Corporation will not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction will ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder.

                (b)    Indemnification Procedures.    Any Indemnified Party wishing to claim indemnification or advancement of expenses under Section 6.6(a), upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify the Surviving Corporation thereof (provided that the failure so to notify the Surviving Corporation will not relieve the Surviving Corporation from any liability which it may have under this Section 6.6, except to the extent such failure materially prejudices the Surviving Corporation) and will deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction ultimately determines, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. In no event may the Indemnified Parties retain more than one lead law firm and one local counsel to represent them with respect to any such matter unless the independent directors of the Company as of immediately prior to the Effective Time (to the extent such directors are Indemnified Parties with respect to such matter) determine that under applicable standards of professional conduct, there is a conflict on any significant issue between the position of the independent directors and any other Indemnified Parties in which case the independent directors may (unless the defense of such matter has been assumed by the Surviving Corporation as provided herein) retain, at the expense of the Surviving Corporation, one lead law firm and one local counsel to represent the independent directors.

                (c)    Survival of Existing Indemnification Rights.    The Surviving Corporation and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or the Company's Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period will continue until the final disposition of such Claim.

                (d)    Survival. This Section 6.6 will survive the consummation of the Merger.    The provisions of this Section 6.6 are intended to be for the benefit of and will be enforceable by each of the Indemnified Parties and his heirs and legal representatives, and will be binding on Parent, Merger Sub and the Surviving Corporation and their respective successors and assigns.

        6.7    Notification of Certain Matters.    Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of the Company or Parent (or Merger Sub), as the case may be, to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (v) any notice of, or other communication relating to, any litigation referred to in Section 6.8 or any order or judgment entered or rendered therein; provided, however, that the delivery of any notice pursuant to this Section 6.7 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        6.8    Defense of Litigation.    Each of the parties agrees, except, in the case of the Company, as otherwise required by the fiduciary duties of the Company Board (as determined in good faith by the Company Board following the receipt of advice of outside legal counsel thereon), to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. No party will settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other parties (which consent will not be unreasonably withheld or delayed). Each of the parties further agrees to use commercially reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.

        6.9    Actions by Parent and Merger Sub.    In its capacity as beneficial owner of Company Stock, Parent agrees to use commercially reasonable efforts to cause the Company Stock beneficially owned by Parent to be voted in favor of the adoption of this Agreement at the Special Meeting. Parent will cause Merger Sub to take all commercially reasonable corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby. Merger Sub will not conduct any other business.

        6.10    Listing.    Parent shall use commercially reasonable efforts to cause the shares of Parent Series A Stock to be issued pursuant to this Agreement and upon exercise of the Converted Options and the Converted Warrants and conversion of the Company Series A Preferred Stock to be authorized for listing on the NYSE, subject to official notice of issuance.

        6.11    Transfer Taxes.    All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes incurred in connection with the Merger shall be paid either by Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any tax returns with respect to such taxes.

ARTICLE VII

CONDITIONS PRECEDENT

        7.1    Conditions Precedent to the Obligations of Parent, Merger Sub and the Company.    The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which, to the extent permitted by applicable law, may be waived by Parent, for itself and Merger Sub (but not for the Company), or by the Company for itself (but not for Parent or Merger Sub):

                (a)   Stockholder Approval.  This Agreement will have been duly adopted by the requisite vote of the stockholders of the Company at the Special Meeting, in accordance with the DGCL, the Company Charter and the Company's Bylaws.

                (b)   Registration.  The Registration Statement (as amended or supplemented) will have been declared effective and will be effective under the Securities Act at the Effective Time, and no stop order suspending effectiveness will have been issued, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement will have been initiated and be continuing or will have been threatened and be unresolved. Parent will have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations will be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization will have been initiated and be continuing or will have been threatened and be unresolved.

                (c)   Absence of Injunctions.  No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby as provided herein will be in effect, or permitting such consummation only subject to any condition or restriction that has or would have a Company Material Adverse Effect.

        7.2    Conditions Precedent to the Obligations of Merger Sub and Parent.    The obligations of Merger Sub and Parent to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Parent:

                (a)   Accuracy of Representations and Warranties.  All representations and warranties of the Company contained in this Agreement will, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                (b)   Performance of Agreements.  The Company will have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                (c)   Officers' Certificates.  Parent and Merger Sub will have received such certificates of the Company, dated the Closing Date, in each case signed by an executive officer of the Company (but without personal liability thereto), to evidence satisfaction of the conditions set forth in Sections 7.1(a), 7.1(c), 7.2(a) and 7.2(b)(insofar as each relates to the Company), as may be reasonably requested by Parent.

                (d)   No Adverse Enactments.  There will not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there will be no action, suit or proceeding pending or threatened, which (i) makes or is reasonably likely to make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith; (ii) requires or is reasonably likely to require the divestiture of a material portion of the business of Parent or any of its Subsidiaries if the Merger is consummated, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Parent effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by Parent of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires or is reasonably likely to require Parent or the Company or any of their respective material Subsidiaries or Affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its Subsidiaries, if the Merger is consummated, or (v) increases or is reasonably likely to increase in any material respect the liabilities or obligations of Parent arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

                (e)   Receipt of Licenses, Permits and Consents.  Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby will have been obtained and will be in full force and effect and all Governmental Filings as are required in connection with the consummation of such transactions will have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity will have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, have a Company Material Adverse Effect or a Parent Material Adverse Effect, as of or after the Effective Time.

                (f)    Contract Consents.  The Company shall have obtained or made, and shall have provided Parent and Merger Sub with copies of, all Contract Consents and Contract Notices set forth on Schedule 4.5, other than those which, if not obtained or made (as the case may be) would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, have a Company Material Adverse Effect or a Parent Material Adverse Effect, as of or after the Effective Time.

                (g)   Material Adverse Effect.  The Company will not have suffered or incurred any Company Material Adverse Effect since the date of this Agreement.

                (h)   Stock Option Vesting Acceleration.  The Company Board will have adopted a resolution stating that the transactions contemplated by this Agreement do not constitute a change of control (or any comparable event) for purposes of any Company Options that provide for an acceleration of vesting upon a change of control (or any comparable event).

        7.3    Conditions Precedent to the Obligations of the Company.    The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

                (a)   Accuracy of Representations and Warranties.  All representations and warranties of Parent contained in this Agreement will, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                (b)   Performance of Agreements.  Each of Merger Sub and Parent will have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                (c)   Officers' Certificates.  The Company will have received such certificates of Parent, dated the Closing Date, in each case signed by an executive officer of Parent (but without personal liability thereto) to evidence satisfaction of the conditions set forth in Sections 7.1(b), 7.1(c), 7.3(a), 7.3(b) and 7.3(f) (insofar as each relates to Parent or Merger Sub), as may be reasonably requested by the Company.

                (d)   No Adverse Enactments.  There will not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there will be no action, suit or proceeding pending or threatened, which (i) makes or is reasonably likely to make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith or (ii) has or, in the reasonable judgment of the Company, assuming consummation of the Merger, is reasonably likely to have a Parent Material Adverse Effect, as of or after the Effective Time, (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs).

                (e)   Receipt of Licenses, Permits and Consents.  Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby will have been obtained and will be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions will have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity will have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, assuming consummation of the Merger, have a Parent Material Adverse Effect, as of or after the Effective Time.

                (f)    NYSE Listing.  The shares of Parent Series A Stock to be issued pursuant to this Agreement and upon exercise of the Converted Options and the Converted Warrants and conversion of the Company Series A Preferred Stock will have been approved for listing on the NYSE, subject only to official notice of issuance.

ARTICLE VIII

TERMINATION

        8.1    Termination and Abandonment.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

                (i)    by mutual consent of Parent and the Company;

                (ii)   by either the Company, on the one hand, or Parent and Merger Sub, on the other hand: (A) if the Merger has not been consummated before March 31, 2004, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) will not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has been the cause of or resulted in the failure of the Merger to be consummated before such date, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party (or by Merger Sub, if the party seeking to terminate this Agreement is the Company) contained in this Agreement and such breach is incapable of being cured, (C) if any court of competent jurisdiction or other competent governmental authority will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action will have become final and nonappealable, or (D) if the required adoption of this Agreement by the stockholders of the Company has not been duly obtained, provided that the terminating party has complied with its obligations under Section 3.1 or 3.2 (as the case may be);

                (iii)  by Parent or the Company if the Company Board has withdrawn or modified in any manner adverse to Parent its recommendation to the Company stockholders referred to in Section 4.15 provided, in the case of the Company, that the Company has complied with the provisions of Section 3.5; or

                (iv)  by the Company upon a determination by the independent directors serving on the Company Board if the Parent Market Value shall be less than the Floor Value and the Company shall have notified Parent no later than 5:00 p.m. (New York City time) on the second trading day preceding the Closing Date of its election to terminate this Agreement; provided, however, that such termination shall not be effective and the Closing shall proceed as scheduled if Parent notifies the Company no later than 5:00 p.m. (New York City time) on the last trading day preceding the Closing Date of its election (which election Parent may make, or decline to make, in its sole and absolute discretion) to increase the Exchange Ratio to the fraction (rounded, if necessary, to the nearest one thousandth) equal to $1.90 divided by the Parent Market Value.

        8.2    Effect of Termination.    In the event of any termination of this Agreement by the Company or Parent pursuant to Section 8.1, this Agreement (other than as set forth in Sections 6.2, 6.5, 8.2 and Article 9, each of which will survive the termination of this Agreement) immediately will become void and there will be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective Affiliates, stockholders, directors, officers, agents or representatives; provided, that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE IX

MISCELLANEOUS

        9.1    Effectiveness of Representations, Warranties and Agreements.    Except as set forth in the next sentence, the respective representations, warranties and agreements of the parties contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties hereto, after the execution of this Agreement. The representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement will terminate at the Effective Time, except for (i) the agreements contained in Article II, Sections 6.5 and 6.6, and in this Article IX, and (ii) the agreements of the "affiliates" of the Company delivered pursuant to Section 3.3.

        9.2    Notices.    All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram, overnight courier or confirmed telex or telecopier, as follows:

  (a)
  if to Parent or Merger Sub, to:

    Liberty Media Corporation
    12300 Liberty Boulevard
    Englewood, Colorado 80112
    Attn: Elizabeth M. Markowski, Esq.
    Telecopier: (720) 875-5858

    and with a copy to:

    Sherman & Howard L.L.C.
    633 Seventeenth Street, Suite 3000
    Denver, Colorado 80202
    Attn: Steven D. Miller, Esq.
    Telecopier: (303) 298-0940

  (b)
  if to the Company, to:

    On Command Corporation
    4610 South Ulster Street, 6th Floor
    Denver, Colorado 80237
    Attn: CEO Telecopier: (720) 873-3427

    with a copy to:

    General Counsel
    Patterson, Belknap, Webb & Tyler LLP
    1133 Avenue of the Americas
    New York, NY 10036-6710
    Attn: Jeffrey E. LaGueux, Esq.
    Telecopier: (212) 336-2222

or to such other Person or address as any party will specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications will be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address will be effective only upon actual receipt thereof.

        9.3    Entire Agreement.    This Agreement (including the Schedules, Exhibits and other documents delivered in connection herewith) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

        9.4    Assignment; Binding Effect; Benefit.    Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on, or to make enforceable by, any Person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 6.6 and upon stockholders, directors, officers, Affiliates, agents and representatives of the parties under Section 9.11. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 6.6 of this Agreement may not be amended or altered in any manner with respect to any Indemnified Party without the written consent of such Indemnified Party. No assignment of this Agreement will relieve the Surviving Corporation from its obligations to any Indemnified Party contained in Section 6.6 of this Agreement.

        9.5    Amendment.    Before or after adoption of this Agreement by the stockholders of the Company, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time prior to the Effective Time; provided, however, that after adoption of this Agreement by the stockholders of the Company, no amendment may be made without the further requisite approval of such stockholders if such amendment by law requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        9.6    Extension; Waiver.    At any time prior to the Effective Time, the Company or the Parent (on behalf of Parent and Merger Sub), by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any such extension or waiver will be valid only if set forth in a written instrument signed by the party or parties to be bound thereby. Any such extension or waiver by any party will be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver will constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to exercise any of its rights, powers or remedies hereunder or with respect hereto or to insist on strict compliance with this Agreement will not constitute a waiver by such party of its right to exercise any such or other rights, powers or remedies or to demand such compliance. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval will be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

        9.7    Headings.    The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        9.8    Counterparts.    This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument.

        9.9    Applicable Law.    This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

        9.10    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

        9.11    Joint Participation in Drafting this Agreement.    The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

        9.12    Enforcement of this Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.13    Limited Liability.    Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of any party (other than Parent as the sole stockholder of Merger Sub) will have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability which any such Person otherwise might have pursuant to applicable law.

        9.14    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

LIBERTY MEDIA CORPORATION
	By:	/s/ ELIZABETH M. MARKOWSKI
Name: Elizabeth M. Markowski Title: Senior Vice President
ATTEST:
/s/ MAUREEN STURGEON Secretary
ON COMMAND CORPORATION
	By:	/s/ CHRISTOPHER SOPHINOS
Name: Christopher Sophinos Title: President and Chief Executive Officer
ATTEST:
/s/ PAMELA J. STRAUSS Secretary
ONCO ACQUISITION CO.
	By:	/s/ ELIZABETH M. MARKOWSKI
Name: Elizabeth M. Markowski Title: Senior Vice President
ATTEST:
/s/ MAUREEN STURGEON Secretary

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  Exhibit 2.1
AGREEMENT AND PLAN OF MERGER
ARTICLE I DEFINITIONS AND CONSTRUCTION
ARTICLE II THE MERGER AND RELATED MATTERS
ARTICLE III CERTAIN ACTIONS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT
ARTICLE VI TRANSACTIONS PRIOR TO CLOSING
ARTICLE VII CONDITIONS PRECEDENT
ARTICLE VIII TERMINATION
ARTICLE IX MISCELLANEOUS